Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002 www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP Provides Second-Quarter Operational and Financial Updates

Houston, Texas, July 9, 2012—Plains Exploration & Production Company (NYSE:PXP) (“PXP” or the “Company”) announces 2012 second quarter preliminary operational and financial results.

OPERATIONAL UPDATE

PXP’s 2012 second-quarter daily sales volumes averaged approximately 98 thousand barrels of oil equivalent (BOE) per day of which oil/liquids volumes represent approximately 61% of total volumes (oil 57%, natural gas liquids 4%) and natural gas 39% of total volumes. Daily oil sales volumes increased 17% compared to first-quarter 2012.

FINANCIAL UPDATE

For the three months ended June 30, 2012, PXP expects to report an approximate $220 million pre-tax gain on mark-to-market derivative contracts of which approximately $20 million is a pre-tax realized gain, an approximate $85 million pre-tax gain on its investment in McMoRan Exploration Co. common stock, and an approximate $5 million pre-tax loss on early extinguishment of debt.

For the second-quarter 2012, Brent crude oil price averaged $108.73 per barrel. PXP’s 2012 second-quarter crude oil average realized price per barrel before derivative transactions was $99.29 per barrel, or approximately 91% of Brent. Including the impact of derivative transactions, the second-quarter average realized price was $99.94 per barrel, or approximately 92% of Brent. The oil/liquids average realized price per barrel before derivative transactions, which includes 4 thousand BOE per day net to PXP of natural gas liquids, was $95.50 per barrel, or approximately 88% of Brent. Including the impact of derivative transactions, the average realized price was $96.11 per barrel, or approximately 88% of Brent.

For the second-quarter 2012, NYMEX gas price averaged $2.22 per MMbtu. PXP’s 2012 second-quarter natural gas average realized price before derivative transactions was $2.18 per MMbtu, or approximately 98% of NYMEX. Including the impact of derivative transactions, the average realized price was $2.93 per MMBtu, or approximately 132% of NYMEX.

CONFERENCE CALL

PXP is scheduled to release 2012 second quarter results on Thursday, August 2, 2012, before the market opens and will host its quarterly conference call that same day, Thursday, August 2, 2012, at 8:00 a.m. Central time. Investors wishing to participate in the conference call may dial 1-800-567-9836 or 1-973-935-8460. The conference call and replay ID is: 92628335. The replay can be accessed by dialing 1-855-859-2056 or 1-404-537-3406. A live webcast of the conference call will be available in the Investor Information section of PXP’s website at www.pxp.com.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana, and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

*	production estimates,

*	oil and gas prices,

*	the impact of derivative positions,

*	future financial performance,

*	capital and credit market conditions,

*	planned capital expenditures, and

*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, for a discussion of these risks.

All forward-looking statements in this press release are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this press release and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.

Contact: Hance Myers: hmyers@pxp.com; 713.579.6291

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